Exhibit 99.1

Media Contact:

Stephanie Wonderlick

Red Hat, Inc.

swonderl@redhat.com

+1-571-421-8169

Red Hat Appoints Kevin M. Murai to its Board of Directors

RALEIGH, N.C.– September 20, 2018 – Red Hat, Inc. (NYSE: RHT), the world’s leading provider of open source solutions, today announced that longtime technology executive Kevin M. Murai has been appointed to its board of directors.

Murai has been employed by Synnex Corporation (“Synnex”), a company providing distribution, logistics and integration services for the technology industry and outsourced services focused on customer engagement, since March 2008. He served as president and CEO (December 2008 – March 1, 2018), and president and co-CEO (March 2008 – December 2008). Murai has been a director of Synnex since March 2008 and has served as chairman of its board since March 1, 2018. Prior to joining Synnex, he held several executive management positions over the course of 19 years at Ingram Micro Inc., a provider of global technology and supply chain services, including president, chief operating officer and a member of its board of directors.

He also currently serves on the board of directors for StanCorp Financial Group, Inc., a wholly-owned subsidiary of Meiji Yasuda Life Insurance Company.

Supporting Quotes

Naren Gupta, chairman of Red Hat’s board of directors

“We are pleased to welcome Kevin Murai to Red Hat’s board of directors. His expertise in the technology industry’s expanding distribution channels combined with his experience leading a global corporation like Synnex will further strengthen our board. As Red Hat strengthens its position at the forefront of today’s technology industry by developing solutions to meet the technology requirements of tomorrow, Kevin will help us continue to address customer needs to help them navigate dynamic business environments.”

Kevin Murai, chairman of the board of directors of Synnex Corporation; member of Red Hat’s board of directors

“Open source software solutions are at the heart of many of the technology industry’s most exciting innovations, and Red Hat plays an important role in bringing those innovations to the enterprise. I appreciate the opportunity to serve on the Red Hat board of directors and look forward to contributing to Red Hat’s continued success.”

About Red Hat, Inc.

Red Hat is the world’s leading provider of open source software solutions, using a community-powered approach to provide reliable and high-performing cloud, Linux, middleware, storage and virtualization technologies. Red Hat also offers award-winning support, training, and consulting services. As a connective hub in a global network of enterprises, partners, and open source communities, Red Hat helps create relevant, innovative technologies that liberate resources for growth and prepare customers for the future of IT.

Forward-Looking Statements

Certain statements contained in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: risks related to the ability of the Company to compete effectively; the ability to deliver and stimulate demand for new products and technological innovations on a timely basis; delays or reductions in information technology spending; the integration of acquisitions and the ability to market successfully acquired technologies and products; risks related to errors or defects in our offerings and third-party products upon which our offerings depend; risks related to the security of our offerings and other data security vulnerabilities; fluctuations in exchange rates; the effects of industry consolidation; uncertainty and adverse results in litigation and related settlements; the inability to adequately protect Company intellectual property and the potential for infringement or breach of license claims of or relating to third party intellectual property; changes in and a dependence on key personnel; the ability to meet financial and operational challenges encountered in our international operations; and ineffective management of, and control over, the Company’s growth and international operations, as well as other factors contained in our most recent Quarterly Report on Form 10-Q (copies of which may be accessed through the Securities and Exchange Commission’s website at http://www.sec.gov), including those found therein under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”. In addition to these factors, actual future performance, outcomes, and results may differ materially because of more general factors including (without limitation) general industry and market conditions and growth rates, economic and political conditions, governmental and public policy changes and the impact of natural disasters such as earthquakes and floods. The forward-looking statements included in this press release represent the Company’s views as of the date of this press release and these views could change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this press release.

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